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                                                                      EXHIBIT 5

                    [LETTERHEAD OF SCHRECK BRIGNONE GODFREY]


December 19, 2000

RCM Technologies, Inc.
2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey  08109-4613

         Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as special Nevada counsel to RCM Technologies, Inc., a Nevada corporation (the "Registrant"), in connection with the preparation of a Registration on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to an aggregate of 500,000 shares of the common stock, par value $0.05 per share (the "Shares"), of the Registrant to be issued in connection with the Registrant's 2001 Employees Stock Purchase Plan, as amended (the "Plan").

         In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries as we have deemed necessary and appropriate, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all documents, records, agreements and other instruments as we have deemed relevant, including (a) the Registration Statement, (b) the Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, (c) certain records of the Registrant's corporate proceedings as reflected in its minute books, and (d) the Plan. We have also obtained from officers and agents of the Registrant and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties thereto has duly and validly executed and delivered each document to which it is a party, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Registrant and all public records reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we



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do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the law of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.

         Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, the Shares have been duly authorized and, when and to the extent the Shares have been registered under the Act and are issued and sold in the manner and on the terms described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to this firm therein under the caption "Legal Matters". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                              Yours very truly,


                                              SCHRECK BRIGNONE GODFREY